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                                                                    Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-40879) pertaining to the 1994 Employee Stock Purchase Plan and Registration Statement (Form S-8 No. 33-16807) pertaining to the 1996 Stock Option Plan and Registration Statement (Form S-8 No. 33-80073) pertaining to the 1995 Stock Option Plan and Registration Statement (Form S-8 No. 33-87328) pertaining to the 1994 Stock Option Plan and the 1994 Management Stock Option Plan and Registration Statement (Form S-8 No. 333-72121) pertaining to the 1998 Stock Option Plan and Registration Statement (Form S-8 No. 333-55600) pertaining to the 2000 Stock Option Plan of Cannondale Corporation of our report dated August 10, 2001, with respect to the consolidated financial statements and schedule of Cannondale Corporation included in this Annual Report (Form 10-K) for the year ended June 30, 2001.



                                                           /s/ ERNST & YOUNG LLP


Stamford, Connecticut
September 25, 2001